UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 2, 2009

TIMBERJACK SPORTING SUPPLIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-135774	20-3336507
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Paragon Capital LP, 110 East 59th Street, 29th Floor New York, NY 10022
(Address of principal executive offices, including zip code)

(212) 593-1600
(Registrant's telephone number, including area code)

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS.

On February 2, 2009, TimberJack Sporting Supplies, Inc. (the "Company") terminated Moore & Associates, Chartered ("Moore"), as their independent registered certified public accountants. Moore had been the Company's auditors since the September 8, 2005 (date of inception) through the year ended September 30, 2008.  During the fiscal year ended September 30, 2008, the Company expended $2,500 in Auditor fees with Moore for the preparation of the annual audited financial statement, which amount is owed to Moore and shall be promptly paid. The Company has hired Conner & Associates, PC, to become auditors commencing for the quarter ended December 31, 2008, during the fiscal year ended September 30, 2009. The reports of Moore, on the Company's financial statements as of and for the fiscal years ended September 30, 2006, 2007, and 2008, respectively, did not contain any adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to audit scope or accounting principles.

During the fiscal years audited, and through February 1, 2009, there were no disagreements with Moore on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Moore’s satisfaction, would have caused Moore to make reference to the subject matter in connection with periods; and there were no reportable events as defined in Item 304 (a) (1) (iv) of Regulation S-K. During the years audited by Moore, their audit reports contained an additional paragraph with regards to the Company continuing as a going concern. The Company's Board of Directors has chosen Conner & Associates, PC, as its new independent auditors and has authorized the termination of audit services by Moore. The Company provided Moore with a copy of the foregoing disclosures and requested Moore to furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of that letter, dated February 2, 2009, is filed as Exhibit 16.1 to this Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits -

16.1 Letter, dated February 2, 2009 from Moore & Associates, Chartered.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 2, 2009

TimberJack Sporting Supplies, Inc.

By: /s/ Alan Donenfeld
Name: Alan Donenfeld
Title: Chief Executive Officer and
Chief Financial Officer